                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ______________________________


                                  FORM 8-K/A


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) August 15, 1997



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)



             Delaware                    0-16102                59-2840783
   (State or Other Jurisdiction        Commission            (I.R.S. Employer
       Or Incorporation or             File Number            Identification
          Organization)                                           Number)


              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                   (Address of principal executive offices)


                                 (609)235-6009
             (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------

     On August 15, 1997, Eastern Environmental Services, Inc. (the "Registrant') acquired all of the outstanding shares of stock of Harford Disposal, Inc. (the "Company") pursuant to the terms of an Agreement for the Sale and Purchase of Stock (the "Agreement") dated August 15, 1997 by the Registrant and Blake Van Leer (the "Seller"). The Seller is not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement, which is incorporated as Exhibit 10.1.

     Pursuant to the Agreement, Registrant purchased all of the outstanding stock of the Company and the Company's rights and property interests under an agreement to purchase all of the outstanding stock of Pappy, Inc. ("Pappy"), which is in the business of operating a construction and demolition debris landfill in Harford County, Maryland, known as the Oak Avenue Rubble Landfill, for consideration of $100,000 from working capital. Prior to the Registrant's acquisition of Harford Disposal, Inc. (the "Company") the Company negotiated and entered into an Agreement for the Sale and Purchase of the stock of Pappy, Inc. (the "Contract") dated August 15, 1997. The parties to the Contract are Timothy
K. Stancill, Jerry L. Stancill, Terry D. Stancill and Timothy D. Stancill (collectively referred to as the "Stockholders") and Harford Disposal, Inc. Pursuant to the Contract, the Company purchased all of the outstanding stock of Pappy on August 15, 1997 for consideration of $10,187,500. The purchase of the outstanding shares of Pappy pursuant to the Contract were funded by the Registrant from working capital. The description of the acquisition of the Pappy stock is qualified in its entirety by reference to the Contract, which is incorporated as Exhibit 10.2.

     Additionally, on the date of closing the Agreement and the Contract, the Registrant and Blake Van Leer ("Consultant") entered into a 15-year Consulting Agreement with Harford Disposal, Inc. ("Subsidiary") to provide consulting expertise in landfill operations and permit issues in Maryland. A consulting fee of $1,712,500 was paid to Consultant at closing for all services to be rendered by Consultant to Subsidiary during the Agreement term. The Consulting Agreement set forth herein is qualified in its entirety by reference to the Agreement, which is incorporated as Exhibit 10.3.

     The acquisition of Pappy, Inc. includes substantially all of the assets and certain liabilities relating to the operation of the Oak Avenue Rubble Landfill. The acquired assets, including certain landfill equipment, permits and two parcels of real estate, were used by Pappy, Inc. in the operation of the landfill. The Registrant intends to continue to use the acquired assets for this purpose. The assumed liabilities consisted of certain amounts due to vendors.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS.
          -----------------------------------
 Harford Disposal, Inc.'s only activity was the acquisition of Pappy, Inc. and therefore Pappy, as the predecessor company, constitutes the business acquired by the Registrant.


(A)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Report of Independent Auditors.
          Balance Sheets as of October 31, 1996 and 1995.
          Statements of Income and Retained Earnings for the Years Ended October
               31, 1996 and 1995.
          Statements of Cash Flows for the Years Ended October 31, 1996 and
               1995.
          Notes to Financial Statements.


          Balance Sheet as of June 30, 1997. (Unaudited)
          Statement of Income and Retained Earnings for the Eight Months Ended
               June 30, 1997. (Unaudited)
          Statement of Cash Flows for the Eight Months Ended June 30, 1997.
               (Unaudited)
          Selected Notes to Financial Statements. (Unaudited)


(B)       PRO FORMA FINANCIAL INFORMATION

          Pro Forma Consolidated Statement of Income for the Year Ended
               June 30, 1997. (Unaudited)
          Pro Forma Balance Sheet as of June 30, 1997. (Unaudited)


(C)       EXHIBITS

*10.1 Agreement for the Sale and Purchase of the Stock of Harford Disposal, Inc. made as of August 15, 1997, by and between Blake Van Leer (the "Seller") and Eastern Environmental Services, Inc., ("Purchaser").

*10.2 Agreement for the Sale and Purchase of the Stock of Pappy, Inc. made as of August 15, 1997, by and between Timothy K. Stancill, Jerry L. Stancill, Terry D. Stancill and Timothy D. Stancill (collectively referred to as the "Stockholders") and Harford Disposal, Inc., ("Purchaser").

*10.3 Consulting Agreement as of August 15, 1997, by and between Eastern Environmental Services, Inc., Harford Disposal, Inc. and Blake Van Leer.

 23.1  Consent of Ernst & Young LLP

________________________________________________________________________________

*  Incorporated by reference.

          SIGNATURE
          ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Eastern Environmental Services, Inc.

  Date: October 10, 1997           By:  /s/ Louis D. Paolino, Jr.
                                        ----------------------------------
                                        Louis D. Paolino, Jr., President

                             Financial Statements

                                  Pappy, Inc.

                     Years ended October 31, 1996 and 1995
                      with Report of Independent Auditors

                                  Pappy, Inc.

                             Financial Statements

                     Years ended October 31, 1996 and 1995


                                   CONTENTS

Report of Independent Auditors.............................................  1

Financial Statements

Balance Sheets.............................................................  2
Statements of Income and Retained Earnings.................................  4
Statements of Cash Flows...................................................  5
Notes to Financial Statements..............................................  6

                        Report of Independent Auditors


Stockholders
Pappy, Inc.

We have audited the accompanying balance sheets of Pappy, Inc. as of October 31, 1996 and 1995, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pappy, Inc. at October 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


Philadelphia, Pennsylvania                                 /s/ Ernst & Young LLP
September 12, 1997

                                  Pappy, Inc.

                                Balance Sheets

                                                                     October 31
                                                                1996            1995
                                                         --------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                                     $  838,047      $  542,625
 Accounts receivable, less allowance for doubtful
  accounts of $18,575 and $9,655                                  115,686         180,884
 Due from affiliated company                                            -           6,788
 Due from employees                                                 3,930           3,800
 Due from officers                                                 19,927          19,927
                                                         --------------------------------
Total current assets                                              977,590         754,024

Property and equipment:
 Land                                                             153,400         153,400
 Buildings and leasehold improvements                             107,687         107,687
 Vehicles                                                          36,856           8,688
 Machinery and equipment                                          627,953         529,778
 Furniture and fixtures                                            33,056          31,792
                                                         --------------------------------
Total property and equipment                                      958,952         831,345

 Accumulated depreciation and amortization                        425,868         311,041
                                                         --------------------------------
                                                                  533,084         520,304

Deferred costs, net of accumulated amortization of
 $47,650 and $40,991                                              124,870         131,529
Refundable deposit of income taxes                                 94,692          74,216
Other assets (including $221,659 of restricted cash on
 deposit for landfill closure bonding in 1996)                    221,864             168
                                                         --------------------------------
Total assets                                                   $1,952,100      $1,480,241
                                                         ================================

                                                                     October 31
                                                                1996            1995
                                                         --------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                   $       50,659        $   12,265
                                                         --------------------------------
Total current liabilities                                        50,659            12,265




Notes payable to related party                                  250,000           250,000




Accrued landfill closure costs                                  694,096           594,000




Stockholders' equity:
 Common stock; no par value; 5,000 shares authorized;
  600 shares issued and outstanding                                 100               100

 Retained earnings                                              957,245           623,876
                                                         --------------------------------
Total stockholders' equity                                      957,345           623,976


                                                         --------------------------------
Total liabilities and stockholders' equity               $    1,952,100        $1,480,241
                                                         ================================

See accompanying notes.

                                  Pappy, Inc.

                   Statements of Income and Retained Earnings


                                                      Year ended October 31
                                                       1996             1995
                                                --------------------------------
Revenues                                          $ 3,321,792      $ 2,550,998
Cost of revenues                                      776,228          630,298
Selling, general, and administrative expenses         437,563          388,865
Depreciation and amortization                         133,067          115,999
                                                --------------------------------
Operating income                                    1,974,934        1,415,836

Interest income (expense)                              10,753          (13,781)
Other (expense) income                                   (648)           2,811
                                                --------------------------------
Net income                                          1,985,039        1,404,866
Retained earnings, beginning of year                  623,876          665,010
Distributions to stockholders                      (1,651,670)      (1,446,000)
                                                --------------------------------
Retained earnings, end of year                    $   957,245      $   623,876
                                                ================================

See accompanying notes.

                                  Pappy, Inc.

                            Statements of Cash Flows



                                                     Year ended October 31
                                                      1996            1995
                                                  ------------------------------
OPERATING ACTIVITIES
Net income                                          $ 1,985,039    $ 1,404,866
Adjustments to reconcile net income to net cash
 provided  by operating activities:
  Depreciation and amortization                         133,067        115,999
  Provision for losses on receivables                     8,920          9,655
  Landfill closure costs                                100,096         56,500
  Changes in operating assets and liabilities:
   Accounts receivable                                   56,278        (39,572)
   Other assets                                        (242,172)       (30,262)
   Accounts payable and accrued expenses                 38,394        (12,619)
                                                  ------------------------------
Net cash provided by operating activities             2,079,622      1,504,567

INVESTING ACTIVITIES
Purchase of property and equipment                     (139,188)      (103,633)
                                                  ------------------------------
Net cash used in investing activities                  (139,188)      (103,633)

FINANCING ACTIVITIES
Payments on long-term debt                                    -        (93,926)
Net receipts from affiliated company                      6,788              -
Net advances to employees and officers                     (130)       (22,602)
Distributions to stockholders                        (1,651,670)    (1,446,000)
                                                  ------------------------------
Net cash used in financing activities                (1,645,012)    (1,562,528)
                                                  ------------------------------
Net increase (decrease) in cash and cash
equivalents                                             295,422       (161,594)
Cash and cash equivalents at beginning of year          542,625        704,219
                                                  ------------------------------
Cash and cash equivalents at end of year            $   838,047    $   542,625
                                                  ==============================

See accompanying notes.

                                  Pappy, Inc.

                         Notes to Financial Statements

                                October 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Pappy, Inc. ("the Company") operates a construction and demolition debris landfill. The Company's customers include municipal and commercial customers throughout principally the eastern United States.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal and state income tax purposes. Accordingly, no provision for income taxes has been recorded in the financial statements. It is the Company's intent to distribute, at a minimum, sufficient dividends for the stockholders to pay the income tax liabilities on the Company's taxable income.

PROPERTY AND EQUIPMENT

Property and equipment is stated on the basis of cost. The Company provides depreciation over the estimated useful lives of the assets using accelerated methods for its property and equipment.

LANDFILL CLOSURE

Accrued landfill closure costs include the cost of closure and post-closure monitoring and maintenance of the landfill which are estimated based on currently available facts, existing technology, and interpretation of presently enacted laws and regulations. The Company recognizes these costs on the unit-of-production method based on consumed airspace in relation to management's estimate of total available airspace.

                                  Pappy, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED COSTS

Deferred costs consist of expenditures for engineering, permitting, and certain direct preparation costs of the landfill site that management believes are recoverable. These costs are being depreciated based upon consumed airspace using the unit-of-production method of airspace filled during the fiscal year in relation to total estimates of available airspace.

REVENUE RECOGNITION

The Company recognizes revenue upon acceptance and receipt of waste material at the landfill site.

CASH EQUIVALENTS

The Company considers all highly liquid investments to be cash equivalents.


2. ACCOUNTS RECEIVABLE

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts at a level that management believes is sufficient to cover potential credit losses.

3. RELATED PARTY TRANSACTIONS

The Company's notes payable are due to the estate of an individual which is a related party to the Company. The notes bear interest at a rate of one percent above the rate paid by a financial institution on a twelve-month certificate of deposit. The notes are due in April 2016.

The Company is charged a management fee from Stancill, Inc. ("Stancills"), a related party. This management fee is to cover certain overhead costs paid by Stancills. Total expense related to this management fee was approximately $83,000 and $85,000 for the fiscal years ended October 31, 1996 and 1995, respectively.

                                  Pappy, Inc

3. RELATED PARTY TRANSACTIONS (CONTINUED)

At October 31, 1995, Stancills had certain cash on deposit for landfill closure bonding. During 1996, the obligation to maintain this cash as restricted was transferred to the Company. Accordingly, $221,659 of cash has been classified with other long-term assets at October 31, 1996.

4. SUBSEQUENT EVENT

On August 15, 1997, all of the outstanding stock of Harford Disposal, Inc. ("Harford") was acquired by Eastern Environmental Services, Inc. and immediately thereafter, all of the outstanding stock of Pappy, Inc. was purchased by Harford for total consideration paid by Eastern Environmental Services, Inc. of approximately $12,000,000.

                                                                  PAPPY, INC.
                                                                 BALANCE SHEET
                                                                 JUNE 30, 1997
                                                                  (UNAUDITED)
ASSETS
Currents assets:
   Cash and cash equivalents                                       $  225,084
   Accounts receivable, less allowance
       for doubtful accounts                                           58,728
   Due from employees                                                   2,004
   Due from officers                                                   19,927
                                                                -------------
Total current assets                                                  305,743

Property and equipment:
   Land                                                               153,400
   Buildings and leasehold improvements                               107,687
   Vehicles                                                            36,856
   Machinery and equipment                                            627,953
   Furniture and fixtures                                              33,056
                                                                -------------
Total Property and equipment                                          958,952

Accumulated depreciation and amortization                             489,870
                                                                -------------
                                                                      469,082

Deferred costs, net of accumulated amortization                       121,282
Refundable deposit of income taxes                                    135,961
Other assets (including $225,839 of restricted
   cash for landfill closure)                                         226,044
                                                                -------------
Total assets                                                       $1,258,112
                                                                =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                           $   29,091
                                                                -------------
Total current liabilities                                              29,091

Notes payable to related party                                        250,000
Accrued landfill closure costs                                        746,428

Stockholders' equity:
   Common stock; no par value; 5,000 shares
       authorized; 600 shares issued and outstanding                      100
   Retained earnings                                                  232,493
                                                                -------------
Total stockholders' equity                                            232,593
                                                                -------------

                                                                -------------
Total liabilities and stockholders' equity                         $1,258,112
                                                                =============

                                                                         PAPPY, INC.
                                                          STATEMENT OF INCOME AND RETAINED EARNINGS
                                                          FOR THE EIGHT MONTHS ENDED JUNE 30, 1997
                                                                         (UNAUDITED)
Revenues                                                                 $ 1,318,035
Cost of Revenues                                                             526,111
Selling, general and administrative expenses                                 266,490
Depreciation and amortization                                                 67,590
                                                                   -----------------
Operating income                                                             457,844

Interest income, net                                                           5,306
Other income, net                                                              4,800
                                                                   -----------------
Net income                                                                   467,950
                                                                   -----------------
Retained earnings, beginning of year                                         957,245
Distributions to stockholders                                             (1,192,702)
                                                                   -----------------
Retained earnings, end of year                                           $   232,493
                                                                   =================

                                                                          PAPPY, INC.
                                                                    STATEMENT OF CASH FLOWS
                                                           FOR THE EIGHT MONTHS ENDED JUNE 30, 1997
                                                                          (UNAUDITED)
OPERATING ACTIVITIES
Net income                                                               $   467,950
Adjustments to reconcile net loss to net cash
   provided by operating activities:
       Depreciation and amortization                                          67,590
       Landfill closure costs                                                 52,332
       Changes in operating assets and liabilities:
            Accounts receivable                                               56,958
            Other assets                                                     (45,449)
            Accounts payable and accrued expenses                            (21,568)
                                                                --------------------
Net cash provided by operating activities                                    577,813

FINANCING ACTIVITIES
Net receipts from employees and officers                                       1,926
Distributions to stockholders                                             (1,192,702)
                                                                --------------------
Net cash used in financing activities                                     (1,190,776)
                                                                --------------------
Net decrease in cash                                                        (612,963)
Cash and cash equivalents at beginning of period                             838,047
                                                                --------------------
Cash and cash equivalents at end of period                               $   225,084
                                                                ====================

                   PAPPY, INC. NOTES TO FINANCIAL STATEMENTS
                           JUNE 30, 1997 (UNAUDITED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Pappy, Inc. (the "Company") operates a construction and demolition debris landfill. The Company's customers include municipal and commercial customers throughout principally the eastern United States.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

The condensed interim financial statements reflect all adjustments (which include only normal recurring adjustments), which in the opinion of management, are necessary to present fairly the financial position at June 30, 1997, and results of operations for the eight months then ended. The results of operations for the period ended June 30, 1997 are not necessarily indicative of the operating results for a full year.

2.   SUBSEQUENT EVENT

On August 15, 1997, all of the outstanding stock of Harford Disposal, Inc. ("Harford") was acquired by Eastern Environmental Services, Inc. and immediately thereafter, all of the outstanding stock of Pappy, Inc. was purchased by Harford for total consideration paid by Eastern Environmental Services, Inc. of approximately $12,000,000.

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR
                         THE YEAR ENDED JUNE 30, 1997

          On August 15, 1997, all of the outstanding stock of Harford Disposal, Inc. ("Harford") was acquired by Eastern Environmental Services, Inc. and immediately thereafter, all of the outstanding stock of Pappy, Inc. was purchased by Harford for total consideration paid by Eastern Environmental Services, Inc. of approximately $12,000,000. The following unaudited pro forma consolidated Statement of Income for the year ended June 30, 1997 gives effect to the aforementioned transactions as if the transactions had occurred on July 1, 1996. Harford's only activity was the acquisition of Pappy, Inc. and therefore Pappy, as the predecessor company, constitutes the business acquired by the Registrant.

          The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Eastern Environmental Services, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Eastern Environmental Services, Inc. as of June 30, 1997 and for each of the three years in the period then ended and the historical financial statements of Pappy, Inc. appearing elsewhere in this filing.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR
                         THE YEAR ENDED JUNE 30, 1997


                                    Eastern                                                 Pro
                                 Environmental                         Pro Forma           Forma
                                Services, Inc.        Pappy, Inc.     Adjustments      Consolidated
                                --------------        ----------      -----------      ------------
Revenues                         $79,625,420          $2,803,860      $     --         $ 82,429,280






Cost of revenues                  53,130,199             910,970            411  (1)     54,041,580





Selling, general and

  administrative expenses         12,778,548             430,787        (86,918) (2)     13,122,417

Depreciation and

  amortization                     4,742,370             107,914        745,434  (1)      5,595,718

Merger costs                       3,336,792                 --             --            3,336,792
                                   ----------          ---------       ---------          ----------


Operating income                   5,637,511           1,354,189       (658,927)          6,332,773


Interest (expense) income, net    (2,662,729)             13,717          9,750  (3)     (2,639,262)

Other income, net                    508,778                 552            --              509,330
                                  -----------          ----------      ---------          ----------

Income before income taxes         3,483,560           1,368,458       (649,177)          4,202,841


Income tax expense                 1,341,205                 --         303,000  (4)      1,644,205
                                  -----------          ----------      ---------          ----------


Net income                       $ 2,142,355          $1,368,458      $(952,177)        $ 2,558,636
                                  ===========         ===========      =========        ===========


Net income per share                                                                     $      .17
                                                                                        ===========

Weighted average number of                                                               14,976,802
 shares outstanding                                                                     ===========



             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
                   INCOME FOR THE YEAR  ENDED JUNE 30, 1997


(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pappy had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pappy and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To eliminate a administrative charges related directly to cost sharing arrangements provided by Pappy's prior parent, which were terminated as a result of the purchase transaction.

(3) To eliminate interest expense of $9,750 related to debt of Pappy, Inc. not acquired by the Registrant.

(4) The Company's pro forma effective tax provision is provided at an effective rate of 42%.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997

(1) On August 15, 1997, all of the outstanding stock of Harford Disposal, Inc. ("Harford") was acquired by Eastern Environmental Services, Inc. and immediately thereafter, all of the outstanding stock of Pappy, Inc. was purchased by Harford for total consideration paid by Eastern Environmental Services, Inc. of approximately $12,000,000. Harford's only activity was the acquisition of Pappy, Inc. and therefore Pappy, as the predecessor company, constitutes the business acquired by the Registrant. The acquisition has been accounted for under the purchase method. Pursuant to the terms of the acquisition agreements, certain property, equipment, other assets and working capital were acquired for consideration of $12,000,000 in cash. With respect to the closure and post-closure liabilities, the Company recorded a $750,000 liability at the date of the acquisition representing the Company's estimate of closure and post-closure liability for the entire site utilizing engineering studies and state requirements as compared to the percentage of airspace utilized at the date of the acquisition. The preliminary allocation of the purchase price is as follows:

                   Property, equipment and landfill
                     site.................................  $12,724,000
                   Current assets acquired................       55,000
                   Other liabilities......................      (29,000)
                                                            -----------
                   Landfill closure and post-closure
                     costs................................     (750,000)
                                                            -----------
                                                            $12,000,000
                                                            ===========

     The pro forma adjustment to record the purchase price is net of the following assets and liabilities not assumed based on the unaudited June 30, 1997 balance sheet:

                    Property and equipment, net...........    $ 219,080
                    Current assets........................      247,015
                    Other assets..........................      362,005
                    Other liabilities.....................     (250,000)
                                                              ---------
                    Net liabilities not assumed...........    $ 578,100
                                                              =========

  In August, 1997, the Company completed the sale and registration of 5,175,000 shares of its common stock which generated net proceeds of approximately $85.5 million. The acquisition was funded with a portion of these proceeds. In the June 30, 1997 pro forma balance sheet, the funding of the acquisition has been shown as borrowings under the Company's credit facility.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997

                                                         Eastern
                                                      Environmental                      Pro Forma            Pro Forma
                                                      Services, Inc.    Pappy, Inc.      Adjustments         As Adjusted
                                                      --------------    -----------      -----------         -----------
Assets
Current Assets
 Cash and cash equivalents.....................         $  4,292,278    $  225,084      $  (225,084) (1)     $  4,292,278
 Accounts receivable, net of
   allowance...................................           13,508,730        58,728               --            13,567,458
 Deferred income taxes.........................            3,369,014            --               --             3,369,014
 Prepaid expenses and other current
   assets......................................            4,538,198        21,931          (21,931) (1)        4,538,198
                                                        ------------    ----------      -----------          ------------
   Total current assets........................           25,708,220       305,743         (247,015) (1)       25,766,948
Net property, plant & equipment  ..............           66,143,633       590,364       12,126,427  (1)       78,860,424
Assets held for resale.........................              358,758            --               --               358,758
Excess cost over fair market value of
 net assets acquired...........................           60,302,159            --               --            60,302,159
Intangible assets, net.........................            6,079,686            --                              6,079,686
Notes receivable from stockholders /
 officers......................................              432,902            --               --               432,902
Other assets...................................            2,060,054       362,005         (362,005) (1)        2,060,054
                                                        ------------    ----------      -----------          ------------
   Total assets................................         $161,085,412    $1,258,112      $11,517,407          $173,860,931
                                                        ============    ==========      ===========          ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Current maturities on long-term
   debt........................................         $  1,803,269            --               --          $  1,803,269
 Current maturities of obligations
   under capital leases........................            1,249,769            --               --             1,249,769
Accounts payable...............................            8,036,964        29,091               --             8,066,055
Accrued expenses and other current
   liabilities.................................           12,854,591            --               --            12,854,591
Income taxes payable...........................              387,342            --               --               387,342
Current portion of accrued landfill
   closure and other environmental
   costs.......................................            2,228,000            --               --             2,228,000
                                                        ------------    ----------      -----------          ------------
    Total current liabilities..................           26,559,935        29,091               --            26,589,026
Deferred income taxes..........................            5,716,590            --               --             5,716,590
Long-term debt.................................           59,303,672       250,000       11,750,000  (1)       71,303,672
Capital lease obligations--
   long-term...................................            1,625,741            --               --             1,625,741
Accrued landfill closure and other
   environmental costs.........................            6,891,219       746,428               --             7,637,647
Other long-term liabilities....................            9,151,246            --               --             9,151,246

Stockholders' equity
   Common stock................................              161,530           100             (100) (1)          161,530
   Additional paid-in capital..................           50,072,591            --               --            50,072,591
   Retained earnings (deficit).................            1,679,147       232,493         (232,493) (1)        1,679,147
   Less treasury stock at cost--
     39,100 common shares......................              (76,259)           --               --               (76,259)
                                                        ------------    ----------      -----------          ------------
     Total stockholders' equity................           51,837,009       232,593         (232,593)           51,837,009
                                                        ------------    ----------      -----------          ------------
     Total liabilities and stockholders'
       equity..................................         $161,085,412    $1,258,112      $11,517,407          $173,860,931
                                                        ============    ==========      ===========          ============

EXHIBIT
 NO.           DESCRIPTION
 ---           -----------

23.1  Consent of Ernst & Young, LLP